Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Blackstone Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid:	Debt Convertible into Equity	5.50% Convertible Senior Notes due 2027	Rule 457(o)	345,000,000(1)(2)	100% of principal amount	$345,000,000(2)	0.0000927	$31,981.50
Fees to Be Paid:	Equity	Class A common stock, $0.01 par value per share	Rule 457(i)	(3)	—(3)	—(3)	—(4)	—(4)
	Total Offering Amounts:							$345,000,000.00
	Net Fee Due:							$31,981.50(5)

(1)

Represents the aggregate principal amount of 5.50% Convertible Senior Notes due 2027 (the “notes”) whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached.

(2)	Includes $45,000,000 aggregate principal amount of notes that may be offered and sold pursuant to the exercise in full of the underwriters’ over-allotment option to purchase additional notes.
(3)

Includes an indeterminate number of shares of class A common stock, $0.01 par value per share (the “Common Stock”), of Blackstone Mortgage Trust, Inc. issuable upon conversion of the notes. The initial maximum conversion rate of the notes is 27.5702 shares of Common Stock per $1,000 principal amount of notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount of shares of Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the notes.

(4)

Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon conversion of the notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the notes.

(5)

The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act and paid in accordance with Rule 456(b) under the Securities Act.

The prospectus supplement to which this exhibit is attached is a final prospectus supplement for the related offering of notes. The maximum aggregate offering price of that offering is $345,000,000.